                             AGREEMENT AND PLAN OF MERGER

                                       BETWEEN

                            ROCKY MOUNTAIN INTERNET, INC.

                                         AND

                   AUGUST 5TH CORPORATION D/B/A DAVE'S WORLD, INC.

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                                   FEBRUARY 2, 1999

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                                 TABLE OF CONTENTS

1.   Definitions
2.   Basic Transaction
     (a)  The Merger
     (b)  The Closing
     (c)  Actions at the Closing
     (d)  Effect of Merger
     (e)  Procedure for Payment
     (f)  Closing of Transfer Records
3. Representations and Warranties of the Seller and the Seller Principal Stockholders
     (a)  Organization, Qualification, and Corporate Power
     (b)  Capitalization
     (c)  Subsidiaries
     (d)  Authorization of Transaction
     (e)  Noncontravention
     (f)  Financial Statements
     (g)  Events Subsequent to Most Recent Fiscal Year End
     (h)  Undisclosed Liabilities
     (i)  Legal Compliance
     (j)  Brokers' Fees
     (k)  Continuity of Interest
     (l)  Title to Assets
     (m)  Real Property
     (n)  Intellectual Property
     (o)  Tangible Assets
     (p)  Inventory
     (q)  Contracts
     (r)  Notes and Accounts Receivable
     (s)  Powers of Attorney
     (t)  Insurance
     (u)  Litigation
     (v)  Warranties
     (w)  Employees
     (x)  Employee Benefits
     (y)  Tax Matters
     (z)  Guaranties
     (aa) Environment, Health, and Safety Matters
     (bb) State PUC Authorizations and FCC Authorizations
     (cc) Certain Business Relationships with the Seller
     (dd) Investment
     (ee) Disclosure

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4.   Representations and Warranties of the Buyer
     (a)  Organization
     (b)  Capitalization
     (c)  Authorization of Transaction
     (d)  Noncontravention
     (e)  Brokers' Fees
     (f)  Continuity of Business Enterprise
     (g)  Disclosure
5.   Covenants
     (a)  General
     (b)  Notices and Consents
     (c)  Regulatory Matters and Approvals
     (d)  Comfort Letter
     (e)  Operation of Business
     (f)  Full Access
     (g)  Notice of Developments
     (h)  Exclusivity
     (i)  Continuity of Business Enterprise
     (j)  Legend
     (k)  Registration Rights Agreement
     (l)  Title Insurance
6.   Conditions to Obligation to Close
     (a)  Conditions to Obligation of the Buyer
     (b)  Conditions to Obligation of the Seller
7.   Termination
     (a)  Termination of Agreement
     (b)  Effect of Termination
8.   Post-Closing Covenants
     (a)  General
     (b)  Litigation Support
     (c)  Transition
     (d)  Confidentiality
     (e)  Covenant Not to Compete
     (f)  Survival of Representations and Warranties
     (g)  Indemnification Provisions for Benefit of the Buyer
     (h) Indemnification Provisions for Benefit of the Seller Principal Stockholders
     (i)  Matters Involving Third Parties
     (j)  Other Indemnification Provisions
9.   Additional Agreements
     (a)  Indemnification Escrow Fund
     (b)  Special Escrow Fund
     (c)  Liquidation of the Seller
10.  Miscellaneous
     (a)  Press Releases and Public Announcements

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     (b)  No Third Party Beneficiaries
     (c)  Entire Agreement
     (d)  Succession and Assignment
     (e)  Counterparts
     (f)  Headings
     (g)  Notices
     (h)  Selling Stockholder's Representative
     (i)  Governing Law
     (j)  Dispute Resolution
     (k)  Amendments and Waivers
     (l)  Severability
     (m)  Expenses
     (n)  Construction
     (o)  Incorporation of Exhibits and Schedules
     Exhibit A--Certificate of Merger
     Exhibit B--Financial Statements
     Exhibit C--Registration Rights Agreement
     Exhibit D--Form of Opinion of Counsel to the Seller
     Exhibit E--Form of Opinion of Counsel to the Buyer
     Exhibit F--Form of Escrow Agreement
     Exhibit G--Form of Special Escrow Agreement
     Disclosure Schedule--Exceptions to Representations and Warranties

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                             AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into as of this 2nd day of February, 1999 by and between Rocky Mountain Internet, Inc., a Delaware corporation (the "Buyer"), and August 5th Corporation d/b/a Dave's World, an Illinois corporation ("Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties".

     This Agreement contemplates a tax-free merger of the Seller with and into the Buyer in a reorganization pursuant to Code Section 368(a)(1)(A). The Seller will receive capital stock in the Buyer in exchange for the capital stock of the Seller.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

     "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "AGREEMENT" has the mean set forth in the preface above.

     "ASSUMED LIABILITIES" has the meaning set forth in Section 3(h) below.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER COMFORT LETTER" has the meaning set forth in Section 5(d) below.

     "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

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     "CLOSING" has the meaning set forth in Section 2(b) below.

     "CLOSING DATE" has the meaning set forth in Section 2(b) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Seller that is not already generally available to the public.

     "CONVERSION RATIO" has the meaning set forth in Section 2(d)(v) below.

     "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg.
Section 1.1502-13.

     "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

     "DISCLOSURE DOCUMENTS" means the disclosure document prepared and provided by the Seller to the Selling Stockholders relative to the Merger, including proxy materials.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

     "DISSENTING SHARE" means any Seller Share which any stockholder who or which has exercised his or its appraisal rights under the Delaware General Corporation Law holds of record.

     "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

     "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials,

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substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ESCROW AGENT" has the meaning set forth in Section 2(d)(viii) below.

     "ESCROW AGREEMENT" has the meaning set forth in Section 9(a) below.

     "ESCROW FUND" has the meaning set forth in Section 9(a) below.

     "ESCROW SHARES" has the meaning set forth in Section 2(d)(viii) below.

     "ESCROW TERM" has the meaning set forth in Section (d)(viii) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE AGENT" has the meaning set forth in Section 2(e) below.

     "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

     "FINANCIAL STATEMENTS" have the meaning set forth in Section 3(f) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 8(i)(i) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 8(i)(i) below.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MERGER" has the meaning set forth in Section 2(a) below.

     "MOST RECENT FINANCIAL STATEMENTS"  has the meaning set forth in
Section 3(f) below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(f) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(f) below.

     "MULTIEMPLOYEE PLAN" has the meaning set forth in ERISA Section 3(37).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PURCHASE PRICE" has the meaning set forth in Section 2(d)(v) below.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 5(k) below.

     "REQUISITE SELLER'S STOCKHOLDER APPROVAL" means the affirmative vote of the holders of the Seller Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLER" has the meaning set forth in the preface above.

     "SELLER COMFORT LETTER" has the meaning set forth in Section 5 (d) below.

     "SELLER SHARE" means any share of the Common Stock, no par value per share, of the Seller.

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     "SELLER PRINCIPAL STOCKHOLDERS" means David Mercier and David Lelande.

     "SELLING STOCKHOLDER" means any Person who or which holds any Seller
Shares.

     "SELLING STOCKHOLDERS' REPRESENTATIVE" has the meaning set forth in
Section 10(h) below.

     "SPECIAL SELLER MEETING" has the meaning set forth in Section 5(c) below.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "STATE PUC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

     "STOCKHOLDERS' REPRESENTATIVE"  has the meaning set forth in Section
10(h).

     "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund or information returns or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 8(i)(i) below.

     2. BASIC TRANSACTION.

     (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Seller will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rocky Mountain Internet, Inc., 1099 18th Street, 30th Floor, Denver, Colorado 80202, commencing at 10:00 a.m. local time on the earlier of (i) the

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second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or (ii) February 2, 1999 (the "Closing Date"); PROVIDED, HOWEVER, that if the Closing does not occur by February 2, 1999, then the Closing Date will be automatically extended until February 15, 1999, and such Closing Date may be further extended only upon mutual agreement of the Parties.

     (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below,
(iii) the Buyer and the Seller will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (iv) the Buyer will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificates evidencing the Buyer Shares issued in the Merger.

     (d) EFFECT OF MERGER.

          (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Seller file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Seller in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

          (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (iv) DIRECTORS AND OFFICERS. The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (v) CONVERSION OF SELLER SHARES. At the Closing, (A) each Seller Share (other than any Dissenting Share) shall be converted into the right to receive Two Hundred Fourteen Thousand Two Hundred Eighty Six unregistered Buyer Shares (which is an amount equal to $3,000,000 divided by a price per share of the Buyer Shares of $14.00) (the "Purchase Price") (the ratio of
     234.19 Buyer Shares to one Seller Share is referred to herein as the "Conversion Ratio"), and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the

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     provisions of the Delaware General Corporation Law; PROVIDED, HOWEVER, that the Conversion Ratio shall be subject to adjustment in the event of any adjustment in the Purchase Price as contemplated under Section 2(d)(vi) below, or any stock split, stock dividend, reverse stock split, or other change in the number of Seller Shares outstanding. No Seller Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

          (vi)  ADJUSTMENTS TO PURCHASE PRICE.  The Purchase Price set forth in
     Section 2(d)(v) above shall be based upon the revenue rate of Seller for the month of January, 1999 (the "Revenue Rate"). In the event that the Revenue Rate is (i) higher than $160,000, the Purchase Price shall be increased by $18.75 for each dollar the Revenue Rate is above $160,000; or
     (ii) below $160,000, the Purchase Price shall be reduced by $18.75 for each dollar the Revenue Rate is below $160,000. In the event of any adjustment to the Purchase Price hereunder, the Conversion Ratio shall be adjusted accordingly.

          (vii) BUYER SHARES. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding. The Buyer's Shares to be issued will be unregistered and restricted when issued, with such shares to be registered by the Buyer before the second anniversary of the Closing Date.

          (viii) INDEMNIFICATION ESCROW OF BUYER SHARES. At and as of the Effective Time, to secure its obligations under Section 8 below and such other obligations as the Buyer shall reasonably determine to be necessary, and as more fully described in Section 9 below, the Seller will deposit with an escrow agent (the "Escrow Agent"), that number of Buyer Shares equal to ten percent (10%) of the Buyer Shares payable to Seller hereunder (the "Escrow Shares"), which Escrow Shares shall be held by the Escrow Agent until the second anniversary of the Effective Time (the "Escrow Term").

          (ix) SPECIAL ESCROW OF BUYER SHARES. At and as of the Effective Time, and as more fully described in Section 9(b) below, the Seller will deposit with an escrow agent (the "Special Escrow Agent"), Forty Two Thousand Eight Hundred Fifty Seven shares of Buyer Shares (the "Special Escrow Shares"), which Special Escrow Shares shall be held by the Special Escrow Agent until the final approval by the Securities and Exchange Commission (the "Commission") of the two S-3 registration statements of RMI currently pending with the Commission, at which time the Escrow Shares will be registered and become freely transferable (the "Special Escrow Term").

     (e) PROCEDURE FOR PAYMENT.

          (i) Subject to Section d(viii) above, immediately after the Effective Time, (A) the Buyer will furnish to American Securities and Transfer, (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of (I) the Conversion Ratio TIMES (II) the number of outstanding Seller Shares (other than any Dissenting Shares) and (B) the Buyer

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     will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Seller Shares for the holder to use in surrendering the certificates which represented his/her or its Seller Shares in exchange for a certificate representing the number of Buyer Shares to which he/she or it is entitled.

          (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Seller Shares until the holder surrenders for exchange his/her or its certificates which represented Seller Shares. The Buyer instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer will cause the Exchange Agent to make prompt payment of any cash the Exchange Agent receives from the Buyer as a dividend or distribution to the holders of outstanding Seller Shares as necessary. In no event, however, will any holder of outstanding Seller Shares be entitled to any interest or earnings on any dividend or distribution pending receipt of the Buyer Shares.

          (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares and any dividends and distributions thereon remaining unclaimed one hundred and eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding Seller Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he/she or it is entitled upon surrender of his/her or its certificates.

          (iv) The Parties shall bear all charges and expenses of the Exchange Agent equally.

     (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Seller Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER PRINCIPAL STOCKHOLDERS. Each of the Seller and the Seller Principal Stockholders represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Seller taken

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as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) CAPITALIZATION. The entire authorized capital stock of the Seller consists of 1,000 Seller Shares, of which 915 Seller Shares are issued and outstanding and no Seller Shares are held in treasury. All of the issued and outstanding Seller Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Seller.

     (c) SUBSIDIARIES. The Seller does not now have, nor has it ever had, any Subsidiaries.

     (d) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     (e) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the Delaware General Corporation Law and Illinois General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (f) FINANCIAL STATEMENTS.   Attached hereto as Exhibit B are the following
financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Seller; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the month ended January 31, 1999 (the "Most Recent Fiscal Month End") for the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of

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operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete); PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller taken as a whole.

     (h) UNDISCLOSED LIABILITIES. The Seller has no Liability except for (i) Liabilities set forth on the face of the balance sheet dated as of the Most Recent Financial Statements, and (ii) Liabilities which have arisen after the date of the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) (collectively the "Assumed Liabilities").

     (i) LEGAL COMPLIANCE. The Seller, and its predecessors and Affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (j) BROKERS' FEES. The Seller has employed Milestone Media Partners, LLC, as broker in connection with the transactions contemplated by this Agreement. The Seller shall be solely responsible for the payment of any fees or commissions to such broker.

     (k) CONTINUITY OF INTEREST. The Seller Principal Stockholders have no present plan, intention, or arrangement to dispose of any of the Buyer Shares received in the Merger in a manner that would cause the Merger to violate the continuity of interest requirement set forth in Reg. Section 1.368-1.

     (l) TITLE TO ASSETS. Except as reflected otherwise on the Most Recent Financial Statements, the Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements.

     (m) REAL PROPERTY.   Section 3(m) of the Disclosure Schedule lists and
describes briefly all real property leased or subleased to the Seller. Section 3(m) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with Section 5(l) below. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(m) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(m) of the Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

               (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (vi) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

               (vii) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

               (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     (n) INTELLECTUAL PROPERTY.

          (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of the Seller as presently conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

          (iii) Section 3(n)(iii) of the Disclosure Schedule identifies each patent, trademark, tradename, service mark, or other registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, trademarks, tradenames, services marks, and other registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified in Section 3(n)(iii) of the Disclosure Schedule:

               (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) the Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 3(n)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(n)(iv) of the Disclosure Schedule.

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) The Seller will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     (o) TANGIBLE ASSETS. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (p) INVENTORY. The inventory of the Seller consists of equipment, raw materials, supplies, parts, and goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and a material portion of which is neither obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing

Date in accordance with the past custom and practice of the Seller.

     (q) CONTRACTS. Section 3(q) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

          (ii) any agreement (or group of related agreements) for the purchase or sale of equipment, raw materials, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Seller, or involve consideration in excess of $10,000;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement involving any of the Seller Principal Stockholders;

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

     The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(q) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(q) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (r) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Seller are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

     (s) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Seller.

     (t) INSURANCE. Section 3(t) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time since Seller's incorporation:

          (i) the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 3(t) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Seller.

     (u) LITIGATION. The Seller is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, nor is it a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller.

     (v) WARRANTIES. Each product or service, sold, leased, or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. No product or service, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(v) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the (containing applicable guaranty, warranty, and indemnity provisions).

     (w) EMPLOYEES. To the Knowledge of the Seller, no executive, key employee, or group of employees, other than David Mercier, has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. The Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

     (x) EMPLOYEE BENEFITS. Other than health benefits and partial payment of memberships at the local YWCA, the Seller has no Employee Benefit Plan that it maintains or to which it contributes or has any obligation to contribute.

     (y) TAX MATTERS.

          (i) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure
     (or alleged failure) to pay any Tax.

          (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, or other third party.

          (iii) The Seller does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge based upon personal contact with any agent of such authority. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller covering calendar years 1995, 1996, 1997, and 1998.

          (iv) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet of the Most Recent Fiscal Month End (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing their Tax Returns.

           (vi) The Seller has not filed a consent under Code Section 341(f). None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return at any time during its existence, and (B) does not have Liability for the Taxes of any Person (other than any of the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vii) Section 3(j) of the Disclosure Schedule sets forth the following information with respect to each of the Seller as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Seller in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Seller; and (C) the amount of any deferred gain or loss allocable to the Seller arising out of any Deferred Intercompany Transaction.

     (z) GUARANTIES. The Seller is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (aa) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.   The Seller, and its
predecessors and Affiliates, have complied and is in compliance with all Environmental, Health, and Safety Requirements.

     (bb) STATE PUC AUTHORIZATIONS AND FCC AUTHORIZATIONS. Seller represents and warrants that there are no State PUC Authorizations or FCC Authorizations relating to Seller.

     (cc) CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER. None of the Seller Principal Stockholders and their Affiliates has been involved in any business arrangement or relationship with the Seller and within the past 12 months, and none of the Seller Principal Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Seller, except as follows: (i) Seller currently is party to an employment agreement with David Lalande; and (ii) Seller is currently a party to a consulting agreement with David Mercier. The Buyer is not assuming any of the Seller's duties or obligations under these agreements.

     (dd) INVESTMENT. The Seller (i) understands that certain of the Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is acquiring the Buyer Shares solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Selling Stockholders), (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares, and (vi) is an Accredited Investor.

     (ee) DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

     (a) ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) CAPITALIZATION. The entire authorized capital stock of the Buyer consists of 25,000,000 Buyer Shares, of which 9,385,794 Buyer Shares are issued and outstanding and 61,914 Buyer Shares are held in treasury. All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

     (c) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d) NONCONTRAVENTION. To the Knowledge of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.
To the Knowledge of the Buyer, and other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Seller and its Subsidiaries could become liable or obligated.

     (f) CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of the Buyer to continue at least one significant historic business line of the Seller, or to use at least a significant portion of the Seller's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

     (g) DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do no contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and will use its reasonable best efforts to any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(e) above.

     (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(e), Section 3(bb), and Section 4(d) above. Without limiting the generality of the foregoing, the Seller will call a special meeting of its stockholders (the "Special Seller Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Seller will mail the Disclosure Document to its stockholders as soon as reasonably practicable. The Disclosure Document will contain the affirmative recommendations of the Seller's board of directors in favor of the adoption of this Agreement and the approval of the Merger; PROVIDED, HOWEVER, that no director or officer shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

     (d) COMFORT LETTER. The Seller will deliver to the Buyer, on or before the date the Disclosure Document is mailed to its stockholders, a letter of Altshuler, Melvoin & Glasser LLP stating its conclusions as to the accuracy of certain information derived from the financial records of the Seller and contained in the Disclosure Document (the "Seller Comfort Letter"). The Seller Comfort Letter shall be reasonably satisfactory to the Buyer in form and substance.

     (e) OPERATION OF BUSINESS. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with the exception of the advance to Seller Stockholders for merger-related expenses in the amount of $15,000. Without limiting the generality of the foregoing:

          (i) the Seller will not authorize or effect any change in its charter or bylaws;

          (ii) the Seller will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (iii) the Seller will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

          (iv) the Seller will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) the Seller will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) the Seller will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (vii) the Seller will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (viii) the Seller will not commit to do any of the foregoing.

     (f) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller.

     (g) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (h) EXCLUSIVITY. The Seller will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the Buyer of all or substantially all of the capital stock or assets of the Seller (including any Buyer structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that the Seller, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Seller shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (i) CONTINUITY OF BUSINESS ENTERPRISE. The Buyer will continue at least one significant historic business line of the Seller, or use at least a significant portion of the Seller's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

     (j) LEGEND. The Seller covenants and agrees that 80% of the Buyer Shares will bear the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER,
(B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT. THE TRANSFER OF THE SECURITIES IS ALSO RESTRICTED UNDER THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF ROCKY MOUNTAIN INTERNET, INC.

     In addition, those Buyer Shares deposited in the Escrow Fund pursuant to
Section 9(a) below, shall also bear the following legend during the Escrow
Period:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 2, 1999 BY AND BETWEEN ROCKY MOUNTAIN INTERNET, INC. AND AUGUST 5TH CORPORATION D/B/A DAVE'S WORLD.

     (k) REGISTRATION RIGHTS AGREEMENT. The Seller shall agree, and upon any distribution of the Buyer Shares to the Selling Stockholders, each of the Selling Stockholders receiving the Buyer Shares shall agree, to become a party to and be bound by a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), setting forth the terms of ownership of the Buyer Shares; provided, however, that the Selling Stockholders receiving the Buyer Shares shall not be entitled to any demand registration rights. In any event, all Buyer Stock issued pursuant to this Agreement shall be registered by the second anniversary of the Closing Date.

     (l) TITLE INSURANCE. The Seller will obtain title insurance commitments, policies and riders in preparation of the Closing for any real property owned by the Seller.

     6. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Seller's Stockholder Approval, and the number of Dissenting Shares shall not exceed five (5) % of the number of outstanding Seller Shares;

          (ii) the Seller shall have procured all of the third party consents specified in Section 5(b) above;

          (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (iv) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of the Seller, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vi) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

          (vii) this Agreement and the Merger shall have received the requisite Buyer approval;

          (viii) a determination shall have been made by the Seller's legal counsel that the provisions of the Hart-Scott-Rodino Act shall not be applicable to the transactions contemplated hereby, and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(c);

          (ix) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Buyer, and dated as of the Closing Date;

          (x) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Seller other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing; and

          (xi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

          (v) this Agreement and the Merger shall have received the Requisite Seller's Stockholder Approval;

          (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in
     Section 5(c) above;

          (vii) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Seller, and dated as of the Closing Date; and

          (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

     The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. TERMINATION.

     (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Effective Time (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before February 2, 1999, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

          (ii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before February 2, 1999 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) any Party may terminate this Agreement by giving written notice to the other Party at any time in the event this Agreement and the Merger fail to receive the requisite Buyer board of director approval or the Requisite Seller's Stockholder approval, respectively.

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7(a) above, the liability of any Party then in breach shall be agreed to be the amount of $300,000; PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 5(f) above and Section 8(d) below shall survive any such termination.

     8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

     (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8(g) or Section (8)(h) below). The Seller Principal Stockholders acknowledge and agree that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Seller.

     (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8(g) or Section 8(h) below).

     (c) TRANSITION. None of the Seller Principal Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. Each of the Seller Principal Stockholders will refer to the Buyer all customer inquiries relating to the businesses of the Buyer from and after the Closing.

     (d) CONFIDENTIALITY. Each of the Seller Principal Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that any of the Seller Principal Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller Stockholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Seller Principal Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller Principal Stockholder may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Seller Principal Stockholder shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (e) COVENANT NOT TO COMPETE. For a period of three (3) years from and after the Closing Date, none of the Seller Principal Stockholders will engage directly or indirectly in any business that the Seller conducts as of the Closing Date in any geographic area in which the Seller conducts that business as of the Closing Date; PROVIDED, HOWEVER, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three (3) years thereafter (subject to any applicable statutes of limitations).

     (g)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

          (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against any of the Seller Principal Stockholders within such survival period, then each of the Seller Principal Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) In the event any of the Seller Principal Stockholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Seller Principal Stockholders has breached) any of his/her or its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Seller Principal Stockholders within such survival period, then the Seller Principal Stockholders agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (iii) Each of the Seller Principal Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller which is not reflected on the Most Recent Financial Statements (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any Environmental, Health, and Safety Requirements, for unpaid Taxes, or otherwise by operation of law);

          (iv) Each of the Seller Principal Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller for Taxes of the Seller with respect to any Tax year or portion thereof ending on or before the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Financial Statements (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns and (b) for the unpaid Taxes of any Person (other than the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (v) Each of the Seller Principal Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Seller Principal Stockholders' ownership or participation in Websoft.

     (h) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER PRINCIPAL STOCKHOLDERS.

          (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that any of the Seller Principal Stockholders makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify each of the Seller Principal Stockholders from and against the entirety of any Adverse Consequences the Seller Principal Stockholder may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) The Buyer agrees to indemnify each of the Seller Principal Stockholders from and against the entirety of any Adverse Consequences the Seller Principal Stockholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability reflected on the Most Recent Financial Statements.

     (i) MATTERS INVOLVING THIRD PARTIES.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(i)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(i)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
     Section 8(i).

     (j) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions set forth in Section 8(g), Section 8(h) and Section 8(i) above are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Seller, or the transactions contemplated by this Agreement. Each of the Seller Principal Stockholders hereby agrees that he/she or it will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that he/she or it was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller Principal Stockholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     9.  ADDITIONAL AGREEMENTS.

     (a) INDEMNIFICATION ESCROW FUND. As security for the indemnity of the Buyer by the Seller and the Seller Principal Stockholders provided for in
Section 8 above, the Escrow Shares shall be registered in the name of the Seller, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the escrow agreement to be signed by all parties thereto (the "Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Parties. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by
Section 8 above, then the Buyer shall be entitled to seek payment from the Seller Principal Stockholders. The form of the Escrow Agreement is attached hereto as Exhibit F.

     (b) SPECIAL ESCROW FUND. In order to accelerate the registration of the Special Escrow Shares, the Special Escrow Shares shall be registered in the name of the Seller, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent, such deposit to constitute a special escrow fund (the "Special Escrow Fund") to be governed by the terms set forth herein and in the special escrow agreement to be signed by all parties thereto, attached hereto as Exhibit G (the "Special Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Special Escrow Agreement, the terms of the Special Escrow

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

Agreement shall govern. All costs and fees of the Special Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Parties. As additional consideration for the establishment of the Special Escrow Fund, upon the termination of the Special Escrow Term in accordance with the terms of the Special Escrow Agreement, the Seller Stockholders shall pay to Buyer an escrow transfer fee in the amount of $15,000. Further, upon termination of the Special Escrow Term in accordance with the terms of the Special Escrow Agreement, the shares distributed out of the Special Escrow Fund shall be sold, traded or otherwise transferred only upon the terms set forth in Section 1(e) of the Special Escrow Agreement.

     (c) LIQUIDATION OF THE SELLER. As part of the transactions contemplated by this Agreement, the Seller shall be liquidated as promptly reasonable following the Seller's receipt of the Buyer Shares as is practicable, but in no event shall the Seller be liquidated later than one year after the Closing Date. If the liquidation of the Seller occurs prior to the expiration of the Escrow Term described in the Escrow Agreement, then upon such liquidation, the Seller shall advise the Buyer as to the anticipated distribution to the Selling Stockholders of the Buyer Shares held in the Escrow Fund when and if such Buyer shares are released.

     10.  MISCELLANEOUS.

     (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provisions in
Section 2 above concerning issuance of the Buyer Shares are intended for the benefit of the Selling Stockholders and (ii) the provisions in Section 8 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of

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

which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     IF TO THE SELLER:

     Dave's World
     503 North Prospect, Suite 3
     Bloomington, Illinois  61704
     Attention:  Mr. David Lelande

     COPIES TO:

     A. Clay Cox
     Hayes, Hammer, Miles, Cox & Ginzkey
     202 North Center Street
     PO Box 3067
     Bloomington, IL  61702-3067

     Kevin P. Jacobs
     Costigan & Wollrab, P.C.
     308 East Washington Street
     P.O. Box 3127
     Bloomington, Illinois 61702-3127

     IF TO THE BUYER:

     Rocky Mountain Internet, Inc.
     1099 18th Street, 30th Floor
     Denver, Colorado  80202
     Attention:  Mr. Douglas H. Hanson

     COPIES TO:

     Rocky Mountain Internet, Inc.
     1099 18th Street, 30th Floor
     Denver, Colorado  80202

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

     Attention:  Mr. Chris J. Melcher

     Holland & Hart LLP
     215 South State Street, Suite 500
     Salt Lake City, Utah  84111-2317
     Attention:  Mr. David R. Rudd

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) SELLING STOCKHOLDERS' REPRESENTATIVE. The Selling Stockholders shall select a representative (the "Selling Stockholders' Representative") who shall be authorized by the Selling Stockholders to receive all notices and certificates provided for in this Agreement, and shall be authorized to communicate with the Escrow Agent and the Buyer on behalf of the Selling Stockholders.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     (j) DISPUTE RESOLUTION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Commercial Rules of Arbitration of the American Arbitration Association ("AAA") then in effect. If the parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the parties to the Dispute. Unless the parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(i) above. The findings of the arbitrator(s) shall be final and binding on the parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the Party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in

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

writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators.

     (k) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (o) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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

                                      *****

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

     ROCKY MOUNTAIN INTERNET, INC.

     By:
        ---------------------------
          Douglas H. Hanson
          Chairman & CEO


     AUGUST 5TH CORPORATION
     D/B/A DAVE'S WORLD

     By:
        ---------------------------


     Title: President and CEO

     AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:


     SELLER PRINCIPAL STOCKHOLDERS


     ------------------------          ---------------
     DAVID MERCIER


     ------------------------          ---------------
     DAVID LELANDE

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